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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2000 relating to the financial statements and financial statement schedules, which appears in Pinnacle Holdings Inc.'s Annual report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Tampa, FL
May 22, 2000